UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 27, 2014

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On March 27, 2014 Armco Metals Holdings, Inc. held a special meeting of its stockholders in accordance with a definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 18, 2014. At the meeting, the two proposals presented to our stockholders were:

●     to approve the full conversion of the convertible notes into shares of common stock as set forth in Proposal 1 of the proxy statement for the special meeting, and

●     the approval of a 1:10 reverse stock split of the common stock as set forth in Proposal 2 of the proxy statement for the special meeting.

The final results of the voting on each matter submitted to the stockholders at the special meeting are set forth below.

Proposal 1:	The approval to authorize the full conversion of the Convertible Notes into shares of our common stock

Number of Votes
Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
16,118,890	179,410	5,755	0

Proposal 2:	The approval to authorize a one for 10 (1:10) reverse stock split of our outstanding common stock,

Number of Votes
Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
15,548,823	755,232	0	0

The Board of Directors has not yet determined the effective date for the reverse stock split. Once the determination is made, we will issue a press release and file a Current Report on Form 8-K announcing the effective date of the reverse stock split, our new CUSIP number following the split and instructions to our stockholders regarding the handling of stock certificates representing pre-split shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: March 28, 2014	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board

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